UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 19, 2017
FLIR Systems, Inc.
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-21918 (Commission File Number)	93-0708501 (IRS Employer Identification No.)

27700 SW Parkway Avenue Wilsonville, Oregon (Address of Principal Executive Offices)		97070 (Zip Code)

503-498-3547
(Registrant’s telephone number, including area code)
 (Former name or former address, if changed since last report)
________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 19, 2017, the Board of Directors (the “Board”) of FLIR Systems, Inc. (the “Company”) appointed Carol P. Lowe, 51, as Executive Vice President and Chief Financial Officer effective November 27, 2017 (the “Effective Date”).
Prior to joining the Company, Ms. Lowe served since June 2012 as Senior Vice President and Chief Financial Officer of Sealed Air Corporation (NYSE: SEE), a $6.8 billion multinational company engaged in food safety and security, facility hygiene and product protection. Prior to June 2012, Ms. Lowe worked for Carlisle Companies Inc. for over ten years in numerous executive leadership positions, including President of two business units and Chief Financial Officer. Ms. Lowe also served as a board member of Cytec Industries, Inc. from 2007 to 2015, and currently serves on the board of EMCOR Group, Inc., where she is a member of the Audit Committee. She received her Bachelor of Science degree in accounting from the University of North Carolina Charlotte and an MBA from the Fuqua School of Business at Duke University.

Pursuant to an Offer Letter between the Company and Ms. Lowe dated October 16, 2017 (the “Offer Letter”), Ms. Lowe will be paid an annualized base salary of $650,000 and will have an annual incentive payment target of 85% of base salary, in accordance with the Company’s 2012 Executive Bonus Plan, as in effect from time to time. In January 2018, Ms. Lowe will receive a cash payment of $2.5 million (the “Sign-on Bonus”) to compensate her for the loss of unvested stock options scheduled to vest over the short term and other incentives forfeited because of her leaving her former employer to join the Company. In the event Ms. Lowe voluntarily terminates her employment within 18 months of her start date, Ms. Lowe will be obligated to repay a prorated portion of the Sign-on Bonus based on the length of her service with the Company. In addition, within 7 business days of the Effective Date, Ms. Lowe will receive a grant of Company restricted stock units having a grant date fair market value of $2.5 million and vesting annually from the date of grant in three equal installments. In addition, subject to the approval of the Board and the Compensation Committee expected to occur in or around February 2018, Ms. Lowe shall be eligible to receive an equity grant in 2018 having a grant date economic value of not less than $1.5 million, with the grant type(s) and performance criteria as determined by the Compensation Committee in accordance with the Company’s annual executive incentive program.

If the Company terminates the employment of Ms. Lowe without “Cause” (as defined in Attachment A to the Offer Letter as (i) theft, embezzlement, fraud, misappropriation of funds, other acts of dishonesty or the violation of law or ethical rule relating to your employment by the Company, (ii) a felony or any act involving moral turpitude, (iii) a breach of any material provision of the Offer Letter or (iv) Ms. Lowe’s breach of fiduciary duty to the Company) or if Ms. Lowe terminates her employment for “Good Reason” (as defined in Attachment A to the Offer Letter as (i) a material reduction in Ms. Lowe’s base salary, (ii) material diminution in Ms. Lowe’s authority, duties or responsibilities or (iii) relocation more than 50 miles from Ms. Lowe’s primary place of employment), she will be entitled to receive: (i) continued payments of base salary in effect at the time of such termination for a period of 12 months, (ii) an annual bonus payment for the year in which such termination occurs in an amount not less than 85% of base salary, (iii) payment or reimbursement for the premiums cost of any continued health coverage under COBRA for a period of 12 months following the termination date, and (iii) continued vesting for all equity awards for a period of 12 months following the date of termination, with all severance payments and benefits subject to execution of a release and separation agreement.

Ms. Lowe and the Company also entered into a Change of Control Agreement (the “Change of Control Agreement”) included as Attachment A to the Offer Letter, which provides that in the event of a “Change of Control” (as such term is defined in the Change of Control Agreement ) and the termination of her employment by the Company without Cause within 60 days prior to such event or 180 days after such event, or by Ms. Lowe for Good Reason within 180 days following such event, Ms. Lowe will be entitled to the following benefits: (i) immediate vesting of any unvested equity awards, (ii) a lump-sum payment equal to two hundred percent (200%) of the sum of Ms. Lowe’s annual base salary and target annual incentive compensation in effect as of the day before the Change of Control, and (iii) continuation of health benefits for a maximum period of 18 months. If the payment would result in a “parachute payment” within the meaning of Section 280G under the United States Internal Revenue Code, then benefits will be reduced so that the payment would be $1.00 less than the amount that would cause the payments to be subject to excise tax. The change of control benefits described above are contingent on Ms. Lowe signing and not revoking a release of claims in a form satisfactory to the Company. The Change of Control Agreement has an initial term ending December 31, 2018 and will renew for successive one-year periods unless the Company provides notice of non-renewal as provided therein. Severance benefits under the Change of Control Agreement will supersede any rights to severance under other Company plans or agreements, including without limitation the Offer Letter, and any severance payments or benefits received pursuant to the Offer Letter will offset payments or benefits payable under the Change of Control Agreement.

In addition, Ms. Lowe will receive a monthly car allowance of $1,500.

The foregoing descriptions of the Offer Letter and Change of Control Agreement do not purport to be complete and are qualified in their entirety by their full text, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Effective upon her appointment as Executive Vice President, Chief Financial Officer of the Company, Ms. Lowe will be designated as an “officer” as such term is used within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and as the Company’s Principal Accounting Officer.

There is no arrangement or understanding between Ms. Lowe and any other persons pursuant to which Ms. Lowe was selected as an officer. There are no family relationships between Ms. Lowe and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year and except as described above, the Company has not engaged in any transaction in which Ms. Lowe had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Item 7.01     REGULATION FD DISCLOSURE

On October 23, 2017, the Company issued a press release announcing Ms. Lowe’s appointment as Executive Vice President and Chief Financial of the Company effective November 27, 2017. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.     FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

10.1	Offer Letter (the “Offer Letter”) between FLIR Systems, Inc. and Carol P. Lowe dated as of October 16, 2017.

10.2	Change of Control Agreement between FLIR Systems, Inc. and Carol P. Lowe attached to the Offer Letter as Attachment A.

99.1	Press Release of FLIR Systems, Inc. dated October 23, 2017.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIR SYSTEMS, INC.
Date: October 24, 2017	By:	/s/ Todd M. DuChene
Todd M. DuChene Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter (the “Offer Letter”) between FLIR Systems, Inc. and Carol P. Lowe dated as of October 16, 2017.

10.2	Change of Control Agreement between FLIR Systems, Inc. and Carol P. Lowe attached as Attachment A to the Offer Letter.

99.1	Press Release of FLIR Systems, Inc. dated October 23, 2017.